2017-03-16, 11:36:48, EDT

File insider report – Completed

The transaction has been reported.

Reported transactions for this session.

Insider:	Sinclair.S	Issuer:	TransGlobe Ener	Security	Common Sha

Transaction Number	2977210
Security designation	Common Shares
Opening balance of securities held	0
Date of transaction	2017-03-15
Nature of transaction	00 – Opening Balance – Initial Sedi Report
Closing Balance of securities held	0

Closing balance of securities held	0	Insider’s
		calculated
		balance
Filing date/time	2017-03-16
	11:36:45 EDT
General remarks (if necessary to describe the transaction)
Private remarks to securities regulatory authorities

2017-03-15, 17:37:47, EDT

File insider report – Completed

The transaction has been reported.

Reported transactions for this session.

Insider: Brister.M    Issuer: TransGlobe Ener            Security: Common Sha

Transaction Number	2976869
Security designation	Common Shares
Opening balance of securities held	200000
Date of transaction	2017-03-15
Nature of transaction	00 – Opening Balance – Initial Sedi Report
Closing balance of securities held	200000	Insider’s
		calculated
		balance
Filing date/time	2017-03-15
	17:37:28
General remarks (if necessary to describe the transaction)
Private remarks to securities regulatory authorities

2017-03-15, 17:33:24, EDT

File insider report – Completed

The transaction has been reported.

Reported transactions for this session.

Insider:	Brister.M	Issuer:	TransGlobe Ener	Security	Convertibl TGL.DB

Transaction Number	2796862
Security designation	Convertible Debentures TGL.DB
Opening balance of securities held	741000
Date of transaction	2017-03-15
Nature of transaction	00 – Opening Balance – Initial Sedi Report
Closing balance of securities held	741000

Insider’s
calculated
balance
Filing date/time	2017-03-15
17:33:20
General remarks (if necessary to describe the transaction)
Private remarks to securities regulatory authorities